Exhibit (h)(52)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

This Amendment No. 2, effective as of July 2, 2012, amends the Participation Agreement, dated as of April 1, 2010, as amended (the “Participation Agreement”), by and among TIAA-CREF Life Insurance Company, a New York life insurance company, on its own behalf and on behalf of its Separate Account(s) as set forth in Schedule A to the Participation Agreement; ING Investors Trust, an open-end management investment company and business trust organized under the laws of Delaware; and ING Investments Distributor, LLC (formerly “ING Funds Distributor, LLC”), a Delaware limited liability company.

W I T N E S S E T H

WHEREAS, the parties wish to amend the list of designated Portfolios set forth on Schedule B of the Participation Agreement to add certain Portfolios; and

WHEREAS, the parties to the Participation Agreement agree that this Amendment No. 2 will be effective as of July 2, 2012.

NOW, THEREFORE, the parties agree as follows:

1. Schedule B, Designated Portfolios, to the Participation Agreement is deleted in its entirety and replaced with Schedule B, Designated Portfolios, attached to this Amendment No. 2 at Appendix A.

2. In all other respects, the Participation Agreement is hereby confirmed and remains in full force and effect.

3. This Amendment No. 2 may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

[The Remainder of This Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

TIAA-CREF Life Insurance Company, by its authorized officer

By:	/s/ Kevin Tiernan
Name:	Kevin Tiernan
Title:	VP Insurance & Annuity

ING INVESTORS TRUST, by its authorized officer

By:	/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

ING INVESTMENTS DISTRIBUTOR, LLC, by its authorized officer

By:	/s/ Robert P. Terris
Name:	Robert P. Terris
Title:	JVP

APPENDIX A

SCHEDULE B

Designated Portfolios

ING Australia Index Portfolio Class I

ING Balanced Portfolio Class I

ING Clarion Real Estate Portfolio Service Class

ING Clarion Global Real Estate Portfolio Class I

ING Emerging Markets Index Portfolio Class I

ING Euro STOXX 50® Index Portfolio Class I

ING FTSE 100 Index® Portfolio Class I

ING Global Bond Portfolio Class I

ING Global Resources Portfolio Service Class

ING Growth and Income Portfolio Class I

ING Hang Seng Index Portfolio Class S

ING Index Plus LargeCap Portfolio Class I

ING Index Plus MidCap Portfolio Class I

ING Index Plus SmallCap Portfolio Class I

ING Intermediate Bond Portfolio Class I

ING International Index Portfolio Class A

ING International Value Portfolio Class I

ING Limited Maturity Bond Portfolio Service Class

ING Japan TOPIX Index® Portfolio Class I

ING Large Cap Growth Portfolio Service Class

ING Large Cap Value Portfolio Class I

ING MidCap Opportunities Portfolio Class I

ING RussellTM Large Cap Growth Index Portfolio Class I

ING RussellTM Large Cap Index Portfolio Class I

ING RussellTM Large Cap Value Index Portfolio Class I

ING RussellTM Mid Cap Growth Index Portfolio Class I

ING RussellTM Mid Cap Index Portfolio Class I

ING RussellTM Small Cap Index Portfolio Class I

ING SmallCap Opportunities Portfolio Class I

ING Strategic Allocation Conservative Portfolio Class I

ING Strategic Allocation Growth Portfolio Class I

ING Strategic Allocation Moderate Portfolio Class I

ING U.S. Bond Index Portfolio Class I

ING U.S. Stock Index Portfolio Class I

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio Class I

ING Index Solution 2015 Portfolio Class I

ING Index Solution 2020 Portfolio Class I

ING Index Solution 2025 Portfolio Class I

ING Index Solution 2030 Portfolio Class I

ING Index Solution 2035 Portfolio Class I

ING Index Solution 2040 Portfolio Class I

ING Index Solution 2045 Portfolio Class I

ING Index Solution 2050 Portfolio Class I

ING Index Solution 2055 Portfolio Class I

ING Index Solution Income Portfolio Class I

ING Retirement Conservative Portfolio Class I

ING Retirement Growth Portfolio Class I

ING Retirement Moderate Growth Portfolio Class I

ING Retirement Moderate Portfolio Class I

ING Solution 2015 Portfolio Class I

ING Solution 2020 Portfolios Class I

ING Solution 2025 Portfolio Class I

ING Solution 2030 Portfolios Initial

ING Solution 2035 Portfolio Class I

ING Solution 2040 Portfolios Initial

ING Solution 2045 Portfolio Class I

ING Solution 2050 Portfolio Initial

ING Solution 2055 Portfolio Class I

ING Solution Aggressive Growth Portfolio Class I

ING Solution Conservative Portfolio Class I

ING Solution Growth Portfolio Class I

ING Solution Income Portfolio Class I

ING Solution Moderate Portfolio Class I